   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 29, 1997
                                                      REGISTRATION NO. 333-36853
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                 POST-EFFECTIVE
                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                           MAXWELL TECHNOLOGIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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
                    DELAWARE                                       95-2390133
        (STATE OR OTHER JURISDICTION OF                         (I.R.S. EMPLOYER
         INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NO.)
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                              9275 SKY PARK COURT
                          SAN DIEGO, CALIFORNIA 92123
                                 (619) 279-5100
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                            DONALD M. ROBERTS, ESQ.
                                GENERAL COUNSEL
                           MAXWELL TECHNOLOGIES, INC.
                              9275 SKY PARK COURT
                          SAN DIEGO, CALIFORNIA 92123
                                 (619) 279-5100
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                            ------------------------

                                   COPIES TO:

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
            ROGER H. LUSTBERG, ESQ.                          BRUCE R. HALLETT, ESQ.
            THOMAS A. WALDMAN, ESQ.                          GREG T. WILLIAMS, ESQ.
               RIORDAN & MCKINZIE                       BROBECK, PHLEGER & HARRISON LLP
       300 SOUTH GRAND AVENUE, 29TH FLOOR               4675 MACARTHUR COURT, SUITE 1000
         LOS ANGELES, CALIFORNIA 90071                      NEWPORT BEACH, CA 92660
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
        This Post-Effective Amendment No. 1 is being filed pursuant to
Registration Statement No. 333-36853, as amended (the "Registration Statement"), on which Maxwell Technologies, Inc. ("Registrant") registered 1,811,250 shares of its Common Stock, $0.10 par value (the "Shares"), to be offered and sold by
Registrant and certain of its stockholders (the "Selling Stockholders") in a firm commitment underwritten public offering through a group of underwriters represented by Cowen & Company and Hambrecht & Quist (collectively, the
"Representatives").

        The Commission declared the Registration Statement effective on November 10, 1997. On November 14, 1997, Registrant issued an aggregate of 1,500,000 of the Shares to the Representatives, and the Selling Stockholders sold an aggregate of 75,000 of the Shares to the Representatives. The Representatives have chosen not to exercise their option to purchase up to an additional 236,250 Shares to cover any over-allotments, and consequently, as of the date hereof, 236,250 of the Shares covered by the Registration Statement remain unissued. Registrant is filing this Post-Effective Amendment No. 1 to deregister these 236,250 unissued Shares. Registrant has terminated the offering covered by the Registration Statement, has no further plans to issue any of the remaining Shares pursuant to the Registration Statement, and desires that the Registration Statement no longer be considered effective.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Diego, State of California, on this 23rd day of December, 1997.

                                          MAXWELL TECHNOLOGIES, INC.

                                          By:   /s/ GARY J. DAVIDSON
                                            ------------------------------------
                                            Gary J. Davidson
                                            Vice President -- Finance and
                                            Administration, Chief Financial
                                            Officer and Treasurer

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

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
                  SIGNATURE                                TITLE                     DATE
---------------------------------------------   ---------------------------   -------------------
                      *                         President, Chief Executive     December 23, 1997
---------------------------------------------      Officer and Director
            Kenneth F. Potashner                   (Principal Executive
                                                         Officer)
          /s/ GARY J. DAVIDSON                   Vice President -- Finance     December 23, 1997
---------------------------------------------    and Administration, Chief
              Gary J. Davidson                     Financial Officer and
                                                    Treasurer (Principal
                                                 Financial and Accounting
                                                         Officer)

                      *                                  Director              December 23, 1997
---------------------------------------------
             Lewis J. Colby, Jr.

                      *                                  Director              December 23, 1997
---------------------------------------------
              Thomas B. Hayward

                      *                                  Director              December 23, 1997
---------------------------------------------
              Thomas L. Horgan

                      *                                  Director              December 23, 1997
---------------------------------------------
                Alan C. Kolb

                      *                                  Director              December 23, 1997
---------------------------------------------
              Karl M. Samuelian

                      *                                  Director              December 23, 1997
---------------------------------------------
               Donn A. Starry

        *By: /s/ GARY J. DAVIDSON
---------------------------------------------
              Gary J. Davidson
              Attorney-in-Fact
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